UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The information in Item 7.01 below is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

Warner Music Group Corp. is making the following information available. Except as otherwise indicated, the terms “we,” “us,” “our,” “ours,” “Company” and “Warner Music Group” refer to WMG Acquisition Corp. The term “Parent” refers to Warner Music Group Corp., the indirect parent of Warner Music Group.

Recent Developments

We have presented below certain preliminary estimated financial information of Parent for the three months ended June 30, 2016 based on currently available information. We have also presented below a preliminary estimate of Warner Music Group’s Consolidated EBITDA for the twelve months ended June 30, 2016. Neither Parent nor Warner Music Group has finalized its results for the periods presented below. In addition, KPMG LLP, our independent public accounting firm, has not performed any procedures with respect to the preliminary estimated financial information contained below, nor have they expressed any opinion or other form of assurance on such preliminary estimated financial information or its achievability. These preliminary estimates should not be regarded as a representation by Parent, us or our management as to our actual financial results for the periods presented below. The preliminary estimated financial information presented below is inherently uncertain, is subject to change and Parent’s or our actual financial results may materially differ from such preliminary estimates.

For the three months ended June 30, 2016, Parent’s consolidated revenue is estimated to have been in a range of approximately $800 million to $820 million, compared to $710 million for the three months ended June 30, 2015. Revenue of Parent’s Recorded Music business, prior to intersegment eliminations, is estimated to have been in a range of approximately $673 million to $688 million, compared to $592 million for the three months ended June 30, 2015, and revenue of Parent’s Music Publishing business, prior to intersegment eliminations, is estimated to have been in a range of approximately $131 million to $136 million, compared to $123 million for the three months ended June 30, 2015.

OIBDA for Parent is estimated to have been in a range of approximately $115 million to $125 million, compared to $100 million for the three months ended June 30, 2015. The Company’s Consolidated EBITDA is estimated to have been in a range of approximately $545 million to $555 million for the last twelve months ended June 30, 2016, as compared to $524 million for the last twelve months ended June 30, 2015. The estimated OIBDA range set forth above includes a gain on certain asset divestitures net of cost totalling $9 million, but the estimated Consolidated EBITDA ranges set forth above exclude such gain.

Parent’s cash and cash equivalents are estimated as of June 30, 2016 to have been approximately $345 million, which amount does not reflect the payment of interest of approximately $15 million from the end of the fiscal quarter to the date hereof, the payment of interest of $19 million on July 15, 2016 or the redemption of WMG Holdings Corp.’s 13.75% Senior Notes due 2019 on July 1, 2016.

OIBDA and Consolidated EBITDA are non-GAAP measures. A reconciliation of the preliminary and estimated OIBDA ranges is set forth below. However, specific quantifications of the amounts that would be required to reconcile the preliminary and estimated Consolidated EBITDA ranges set forth above for the three months ended June 30, 2016 and the last twelve months ended June 30, 2016, respectively, are not available without unreasonable efforts. The Company believes that providing estimates of the amounts that would be required to reconcile the range of Consolidated EBITDA to estimated net income (loss) for the three months ended June 30, 2016 and the last twelve months ended June 30, 2016, respectively, would imply a degree of precision that could be confusing or misleading to investors.

Senior Term Loan Credit Agreement Amendment

On July 12, 2016, Warner Music Group launched a process by which it is seeking lender consent to an amendment (the “Senior Term Loan Credit Agreement Amendment”) to the credit agreement, dated November 1, 2012 (as amended by the amendment dated as of May 9, 2013, the “Senior Term Loan Credit Agreement”),

governing the Company’s senior secured term loan facility with Credit Suisse AG, as administrative agent, and the other financial institutions and lenders from time to time party thereto (the “Senior Term Loan Facility”). If approved, the Senior Term Loan Credit Agreement Amendment (among other changes) will conform certain baskets governing the ability to incur debt and liens to the equivalent provisions applicable to the Company’s 5.625% Senior Secured Notes due 2022 and 6.750% Senior Notes due 2022. If the Senior Term Loan Credit Agreement Amendment becomes effective, the changes to the baskets noted above will become effective after (i) WMG Acquisition Corp. (the “Term Loan Borrower”) and its restricted subsidiaries have incurred indebtedness for borrowed money with a maturity date after the Maturity Date (as defined in the Senior Term Loan Credit Agreement) the gross proceeds of which (before deduction of original issue discount and other fees) equal at least $300 million and (ii) the Term Loan Borrower has prepaid Tranche B Term Loans (as defined in the Senior Term Loan Credit Agreement) in an amount at least equal to the lesser of (x) $300 million and (y) the net proceeds of such indebtedness.

Forward Looking Statements

Certain statements and information in this report, including the information with respect to Parent’s and our projected estimated financial results and any statements other than statements of historical facts, may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. There are a number of risks and uncertainties that could cause Parent’s and our actual results to differ materially from those provided herein, including: the impact of heightened and intensive competition in the recorded music and music publishing businesses and our inability to execute our business strategy; the failure of the digital portion of the global recorded music industry to grow or grow at a sufficient rate to offset declines in the physical portion of the global recorded music industry; downward pressure on our pricing and our profit margins and reductions in shelf space; our ability to identify, sign and retain artists and songwriters and the existence or absence of superstar releases; threats to our business associated with digital piracy; the significant threat posed to our business and the music industry by organized industrial piracy; the popular demand for particular recording artists and/or songwriters and albums and the timely completion of albums by major recording artists and/or songwriters; the diversity and quality of our portfolio of songwriters; the diversity and quality of our album releases; the impact of legitimate channels for digital distribution of our creative content; our dependence on a limited number of digital music services for the online sale of our music recordings and their ability to significantly influence the pricing structure for online music stores; our involvement in intellectual property litigation; our ability to continue to enforce our intellectual property rights in digital environments; the ability to develop a successful business model applicable to a digital environment and to enter into artist services and expanded-rights deals with recording artists in order to broaden our revenue streams in growing segments of the music business; risks associated with our non-U.S. operations, including limited legal protections of our intellectual property rights and restrictions on the repatriation of capital; significant fluctuations in our operations and cash flows from period to period; our inability to compete successfully in the highly competitive markets in which we operate; trends, developments or other events in some foreign countries in which we operate; local economic conditions in the countries in which we operate; our failure to attract and retain our executive officers and other key personnel; the impact of rate regulations on our Recorded Music and Music Publishing businesses; the impact of rates on other income streams that may be set by arbitration proceedings on our business; an impairment in the carrying value of goodwill or other intangible and long-lived assets; unfavorable currency exchange rate fluctuations; our failure to have full control and ability to direct the operations we conduct through joint ventures; legislation limiting the terms by which an individual can be bound under a “personal services” contract; a potential loss of catalog if it is determined that recording artists have a right to recapture rights in their recordings under the U.S. Copyright Act; trends that affect the end uses of our musical compositions (which include uses in broadcast radio and television, film and advertising businesses); the growth of other products that compete for the disposable income of consumers; the impact of, and risks inherent in, acquisitions or business combinations; risks inherent to our outsourcing of information technology infrastructure and certain finance and accounting functions; our ability to maintain the security of information relating to our customers, employees and vendors and our music-based content; the fact that we have engaged in substantial restructuring activities in the past, and may need to implement further restructurings in the future and our restructuring efforts may not be successful or generate expected cost-savings; the impact of our substantial leverage on our ability to raise additional capital to fund our operations, on our ability to react to changes in the economy or our industry and on our ability to meet our obligations under our indebtedness; the ability to generate sufficient cash to service all of our indebtedness, and the risk that we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful; the fact that our debt agreements contain restrictions that limit our flexibility in operating our business; our indebtedness levels, and the fact that we may be able to incur substantially more indebtedness which may increase the risks created by our substantial indebtedness; the significant amount of cash required to service our indebtedness and the ability to generate cash or refinance indebtedness as it becomes due depends on many factors, some of which are beyond our control; risks of downgrade, suspension or withdrawal of the rating assigned by a rating agency to us could impact our cost of capital; risks relating to Access Industries, Inc. (“Access”), which together with its affiliates, indirectly owns all of our outstanding capital stock, and controls our company and may have conflicts of interest with the holders of our debt or us in the future. Access may also enter into, or cause us to enter into, strategic transactions that could change the nature or structure of our business, capital structure or credit profile; risks related to evolving regulations concerning data privacy which might result in increased regulation and different industry standards; changes in law and government regulations and risks related to other factors discussed in Parent’s Annual Report on Form 10-K for the year ended September 30, 2015 and Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2015 and March 31, 2016.

Non-GAAP Financial Measures

This report includes a discussion of Parent OIBDA and Warner Music Group Consolidated EBITDA. These measures are non-GAAP financial measures that in each case are not recognized under accounting principles generally accepted in the United States, or “GAAP”.

OIBDA is defined as Parent’s operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, including the ability to provide cash flows to service debt. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income (loss) and other measures of financial performance reported in accordance with GAAP. The following is a reconciliation of the preliminary estimated OIBDA ranges set forth above to preliminary estimated operating income:

	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2016
	(unaudited)	(unaudited)
OIBDA	$115	$125
Depreciation expense	(12)	(12)
Amortization expense	(63)	(63)

Operating income	$40	$50

Consolidated EBITDA as presented herein is a financial measure defined in the instruments governing Warner Music Group’s outstanding indebtedness, including the indentures governing Warner Music Group’s outstanding notes as “EBITDA.” Consolidated EBITDA differs from the term “EBITDA” as it is commonly used. For example, the definition of Consolidated EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses not typically excluded in the calculation of “EBITDA” such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees paid to our sponsor under its management agreement; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (6) transaction expenses and (7) share-based compensation expense. It also includes an adjustment for the pro forma impact of certain projected cost-savings and synergies. Because not all companies calculate OIBDA and Consolidated EBITDA identically (if at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered as substitutes for the information contained in the historical financial information of Parent and Warner Music Group prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: July 14, 2016

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